UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

406 West Main Street, Abingdon, Virginia		24210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	276-619-4410

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, the Section 162(m) Subcommittee of the Compensation Committee of the Board (the "Subcommittee") of Alpha Natural Resources, Inc. ("ANR") authorized the payment of annual incentive bonuses aggregating $2,308,251 to the executive officers of ANR and its subsidiaries (collectively, the "Company") with respect to performance during the year ended December 31, 2004. The annual bonuses were made pursuant to ANR’s Annual Incentive Bonus (AIB) Plan, which is filed as Exhibit 10.1 and is incorporated herein by reference, and were based upon achievement of pre-established performance goals with respect to return on investment, EBITDA, safety and certain strategic objectives. The bonus amounts for the executive officers of the Company who are expected to be the named executive officers (as defined in Regulation S-K item 402(a)(3)) in ANR’s proxy statement for its 2005 annual general meeting of stockholders (the "NEO’s") are as follows: (1) Michael J. Quillen, President and Chief Executive Officer of ANR: $623,409; (2) Kevin S. Crutchfield, Executive Vice President of ANR: $424,359; (3) D. Scott Kroh, Executive Vice President of ANR: $325,000; (4) David C. Stuebe, Vice President and Chief Financial Officer of ANR: $330,060; and (5) Michael D. Brown, Vice President of ANR: $324,143.

The Subcommittee also approved a 5% increase in annual base salaries (to be effective April 4, 2005) for certain executive officers of the Company. The 2005 base salaries of the NEO’s are as follows: (1) Michael J. Quillen: $441,004; (2) Kevin S. Crutchfield: $378,023; (3) D. Scott Kroh: $375,900; (4) David C. Stuebe: $294,021; and (5) Michael D. Brown: $288,750.

Item 9.01. Financial Statements and Exhibits.

Exhibit

10.1 Alpha Natural Resources Annual Incentive Bonus (AIB) Plan*
________

* Previously filed with the SEC as and incorporated herein by reference to Exhibit 10.9 to Amendment No. 2 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 2, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

March 4, 2005	By:	/s/ Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, Secretary and General Counsel